                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-21475



PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                                MEDPARTNERS, INC.

                        5,994,594 SHARES OF COMMON STOCK,
                            PAR VALUE $.001 PER SHARE

         The Prospectus, dated June 4, 1997 (the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.


1. The information set forth opposite the name of D. CRAIG DENNIS, M.D. in the table of Selling Holders on page 12 of the Prospectus is deleted in its entirety and the following information inserted in lieu thereof:

         Number of Shares Beneficially Owned                         151,667
         -----------------------------------
         Number of Shares Covered by this Prospectus                  36,917
         -------------------------------------------
         Number of Shares to be Held After Offering                        0
         ------------------------------------------
         Percent of Outstanding Shares After Offering                      *
         --------------------------------------------


2.       GREGORY DVORAK is added to the table of Selling Holders on page
         15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

         Number of Shares Beneficially Owned                             500
         -----------------------------------
         Number of Shares Covered by this Prospectus                     500
         -------------------------------------------
         Number of Shares to be Held After Offering                        0
         ------------------------------------------
         Percent of Outstanding Shares After Offering                      *
         --------------------------------------------

2.       MAUREEN DVORAK is added to the table of Selling Holders on page
         15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

         Number of Shares Beneficially Owned                             500
         -----------------------------------
         Number of Shares Covered by this Prospectus                     500
         -------------------------------------------
         Number of Shares to be Held After Offering                        0
         ------------------------------------------
         Percent of Outstanding Shares After Offering                      *
         --------------------------------------------




         The date of this Prospectus Supplement is October 29, 1997.



                                      - 2 -